SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Agreement”) is entered into by and between BigBear.ai, LLC, a Delaware limited liability company (the “Company”) and Joshua Kinley (“Employee” and with the Company, collectively, the “Parties”).

1.Last Day of Employment. Employee’s last day of employment with the Company will be December 30, 2022 (“Separation Date”). This Agreement is invalid if signed by Employee prior to the Separation Date.

2.Separation; Final Pay; COBRA. In consideration of the promises and the releases, representations, covenants and obligations herein contained, the Parties, intending to be legally bound, hereby agree as follows:
(a)As of the Separation Date, Employee shall resign as Chief Corporate Development Officer, as well as from all other officer, director and employment positions that Employee held at or through the Company, and any of its parents, subsidiaries or affiliates. Except as approved by the Company in writing, Employee agrees not to hold himself out as a partner, member, director, officer or employee of, or as otherwise affiliated with, the Company (including on social media) after the Separation Date. Employee agrees to promptly execute such additional documentation as requested by the Company to effectuate the foregoing.
(b)Regardless of whether Employee executes this Agreement, the Company shall timely pay to Employee, minus applicable taxes, withholdings and authorized or required deductions: (i) all earned, but unpaid, wages, bonuses and accrued, but unused, Paid Time Off earned in accordance with applicable law and Company policy through the Separation Date; (ii) any unpaid expenses or other reimbursements, due to Employee under the Company’s policies, provided, that, Employee must submit for reimbursement any outstanding business-related expenses within ten (10) days following the Separation Date and (iii) if applicable, a refund of all ESPP deductions taken during the current offering period as part of the Company’s Employee Stock Purchase Program that have not been used to purchase shares as of the Separation Date.
(c)Employee will receive under separate cover information regarding Employee’s rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and, if applicable, any state continuation coverage laws (collectively, “COBRA”). Employee acknowledges that Employee should review the COBRA notice and election forms carefully to understand Employee’s rights and obligations to make timely elections, provide timely notification and make timely premium payments. Except as to any vested benefits or as otherwise provided herein or required under applicable law, Employee’s right to, and participation in, medical, dental and vision plans as an employee shall terminate as of the last day of the month that includes the Separation Date, in accordance with the specific terms of each plan.
3.Separation Payments. In exchange for Employee’s agreements provided herein, and provided that Employee complies with this Agreement at all times and the ADEA Release (as defined below) becomes effective pursuant to its terms, the Company shall pay to Employee:
(a)$175,000.00, less all applicable taxes, withholdings and authorized or required deductions, which represents six (6) months’ base salary, in substantially equal installments on the Company’s regular payroll schedule, commencing on the second regularly scheduled Company payroll date following the ADEA Release Effective Date (as defined below); and

(b)a lump sum payment of $131,250.00, which represents 0.5X of Employee’s Target Annual Bonus as defined in the BigBear.ai, LLC Executive Severance Plan (the “ESP”), less all applicable taxes, withholdings and authorized or required deductions, to be paid on the second regularly scheduled Company payroll date following the ADEA Release Effective Date.
        (c)    a lump sum payment of $10,515.12, less all applicable taxes, withholdings and authorized or required deductions, which represents the cost of the employer share of health and welfare premiums for plans in which employee was enrolled as of the Separation Date for a period of seven (7) months, to be paid on the second regularly scheduled Company payroll date following the ADEA Release Effective Date.
The payments under this Section 3 are not earnings or wages under any Company 401(k) plan. The payments under this Section 3 represent the entirety of Employee’s rights under the ESP.

4.No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the payments and/or benefits specified in Section 3 above, except for Employee’s timely execution of this Agreement and the fulfillment of the promises contained herein.
5.Forfeiture of Unvested Awards.

(a)As of immediately prior to the Separation Date, Employee holds (i) 625,000 Class B Units (the “B Units”) in BBAI Ultimate Holdings, LLC, which were granted pursuant to the Grant Agreement dated as of February 17, 2021 (the “Grant Agreement”), (ii) an option to purchase 32,812 shares of common stock of Bigbear.ai Holdings, Inc. (“PubCo”), which was granted to Employee on December 7, 2021 as well as an option to purchase 46,875 shares of common stock of PubCo, which was granted to employee on March 30, 2022 (collectively, the “Option”) pursuant to PubCo’s 2021 Long-Term Incentive Plan (the “Plan”), and (iii) awards of 13,125 and 18,750 restricted stock units, which were granted to Employee on December 7, 2021 and March 30, 2022, respectively, under the Plan (the “RSUs”).
(b)Except as otherwise provided in the Plan, effective as of the Separation Date, all of the RSUs and Options, which represent all outstanding and unvested equity awards held by Employee as of the Separation Date, will terminate automatically without any further action by the Company or any other person or entity and will be forfeited without consideration or notice. The Company acknowledges and agrees that so long as Employee continues to provide consulting services to the Company or its affiliates, the termination of Employee’s employment with the Company will not constitute a Termination of Service (as defined in the Plan) and Employee will continue to vest in the Options and RSUs granted under the Plan until the occurrence of a Termination of Service.

(c)The 375,000 Class B Units designated as “Tranche I Units” and “Tranche III Units,” which, as of the Separation Date, are fully vested, will not be forfeited but will remain outstanding, subject to the terms, including the repurchase rights, of the award agreement evidencing the grant of the B Units (together with the “Tranche II Units” described below and any equity purchased through the Employee Stock Purchase Program, the “Retained Equity”). For the avoidance of doubt, the 250,000 Tranche II Units will not be forfeited but will remain outstanding following the Separation Date; provided, that, if the ADEA Release does not become effective pursuant to its terms, the Tranche II Units (and all rights arising from such Tranche II Units and from being a holder thereof) will be automatically forfeited without consideration or notice and without any further action by the Company or any other person or entity.
(d)As of the Separation Date, Employee acknowledges and agrees that Employee does not hold any equity interests or other securities in any Releasee (as defined below) (or rights to acquire or derivative rights in respect of any such equity interests or other securities), other than shares purchased through the Company’s Employee Stock Purchase Program, if any (the “Retained Equity”), and Employee does not have any claim for profits or distributions or cash or other assets of any Releasee that does not arise out of the Retained Equity.

6.Continuing Obligations. Employee hereby affirms that the restrictive covenants and other post-employment obligations contained in the ESP and any other agreement with the Company or any of its affiliates to which Employee is a party, including, but not limited to, any employment agreement, equity subscription, equity grant agreement or limited liability company agreement are and shall remain in effect and enforceable in accordance with their terms and Employee hereby reaffirms the existence and reasonableness of those obligations (including any confidentiality, non-disclosure, non-competition, non-solicitation or any similar restrictive covenant obligation) (collectively, the “Restrictive Covenants”). In the event that there is any conflict between the restrictive covenants of the ESP and a restrictive covenant of any other agreement with the Company or any of its affiliates to which Employee is a part, the terms of the restrictive covenant of the ESP shall control. In entering into this Agreement, Employee acknowledges the continued effectiveness and enforceability of the Restrictive Covenants, and expressly reaffirms Employee’s commitment to abide by (and agrees that he will abide by) the terms of the Restrictive Covenants.
7.General Release, Claims Not Released and Related Provisions.

(a)General Release of All Claims. Employee, on Employee’s own behalf and on behalf of Employee’s heirs, executors, administrators, successors, and assigns knowingly and voluntarily release and forever discharge the Company, its direct and indirect parent corporations, affiliates, subsidiaries, divisions, predecessors, insurers, reinsurers, professional employment organizations, representatives, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries, both individually and in their business capacities (collectively referred to throughout the remainder of this Agreement as “Releasees”), of and from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present and whether known or unknown, suspected, unsuspected or claimed (the “Claims”) against Releasees as of the date of execution of this Agreement, including, but not limited to, those Claims (i) arising out of, or relating to, Employee’s employment with any Releasee, (ii) arising out of, or relating to, any agreement and/or any awards, policies, plans, programs or practices of the Releasees that may apply to Employee or in which Employee may participate, including, but not limited to, any rights under bonus plans or programs of any Releasee and/or any other short-term or long-term equity-based or cash-based incentive plans or programs of any Releasee; (iii) arising out of, or relating to, Employee’s termination of employment from any of the Releasees; and/or (iv) arising out of, or relating to, Employee’s status as an employee, member, officer or director of any of the Releasees, including, but not limited to, any allegation, Claim or violation, arising under any federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance including, but not limited to the following, each as may be amended: Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of Title 42 of the United States Code; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act of 1990; the Worker Adjustment and Retraining Notification Act; the Fair Credit Reporting Act; the Family and Medical Leave Act; the Genetic Information Nondiscrimination Act of 2008; the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA); the National Labor Relations Act; the Fair Labor Standards Act; the Equal Pay Act; any other federal, state or local law, rule, regulation, or ordinance; any claims sounding in tort, contract (express or implied); claims for wrongful discharge, harassment of any kind, vacation or sick leave pay, intentional or negligent infliction of emotional distress, any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters. In addition, Employee acknowledges that by signing this Agreement, Employee is also waiving Employee’s rights under any state or local laws in any of the states in which Employee worked for the Company during Employee’s employment. A list of the various state and local laws is set forth in Exhibit A attached to this Agreement.
(b)Release of Claims under the ADEA.    Notwithstanding anything in this Agreement to the contrary, Employee’s release of Claims under the Age Discrimination in Employment Act, as amended (the “ADEA Release”) shall only become effective upon: (i) Employee’s separate signature set forth on the signature page of this Agreement reflecting Employee’s assent to Employee’s release of Claims under the ADEA and (ii) the occurrence of the ADEA Release Effective Date (as defined below).
(c)Effective Date(s). The first date upon which Employee and the Company have signed this Agreement, and the Company has received Employee’s signature, shall be the “Effective Date”. Employee has seven (7) calendar days after the date on which Employee initially executes this Agreement for purposes of the ADEA Release to revoke Employee’s consent to the ADEA Release. Such revocation must be in writing and must be emailed to Carolyn Blankenship, General Counsel, at Carolyn.Blankenship@BigBear.ai. Notice of such revocation must be received within the seven (7) calendar days referenced above. If Employee does not sign this Agreement for purposes of the ADEA Release or if Employee revokes Employee’s execution of this Agreement for purposes of the ADEA Release, the ADEA Release shall be null and void and the “ADEA Release Effective Date” (as defined below) shall not occur. Provided that Employee does not revoke Employee’s execution of this Agreement for purposes of the ADEA Release within such seven (7) day revocation period, this ADEA Release will become effective on the eighth (8th) calendar day after the date on which Employee signs this Agreement for purposes of the ADEA Release (the “ADEA Release Effective Date”).
(d)Claims Not Released. Employee is not waiving any rights Employee may have to: (i) Employee’s own vested or accrued employee benefits under Employer’s qualified retirement benefit plans as of the Separation Date; (ii) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (iii) pursue claims which by law cannot be waived by signing this Agreement; and (iv) enforce this Agreement.

(e) Covenant Not to Sue. A “covenant not to sue” is a legal term which means Employee promises not to file a lawsuit in court.  It is different from the General Release of Claims covered above.  Besides waiving and releasing the claims set forth above in the General Release paragraph, Employee further agrees never to sue any of the Releasees in any forum for any reason covered by the General Release paragraph.  If Employee sues any of the Releasees, Employee shall be liable for such Releasee’s reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit.  Notwithstanding this Covenant Not to Sue, Employee may bring a claim against the Company to enforce this Agreement.
(f) Governmental Agencies.  Nothing in this Agreement prohibits, prevents, or otherwise limits Employee from filing a charge or complaint with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before any federal, state, or local government agency (e.g., EEOC, NLRB, SEC) or in any legislative or judicial proceeding nor does anything in this Agreement preclude, prohibit or otherwise limit, in any way, Employee’s rights and abilities to contact, communicate with or report unlawful conduct, or provide documents, to federal, state, or local officials for investigation or participate in any whistleblower program administered by any such agencies. In addition, nothing in this Agreement, including but not limited to the release of claims nor the confidentiality, non-disparagement, affirmations, cooperation, and return of property clauses, prohibits Employee from: (1) reporting possible violations of federal or other law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the Commodity Futures Trading Commission, the U.S. Congress, or any agency Inspector General; (2) making any other disclosures that are protected under the whistleblower provisions of federal or other law or regulations; or (3) filing a charge or complaint or otherwise fully participating in any governmental whistleblower programs, including but not limited to any such programs managed or administered by the U.S. Securities and Exchange Commission, the Commodity Futures Trading Commission and/or the Occupational Safety and Health Administration.  Employee is not required to notify or obtain permission from the Company when filing a governmental whistleblower charge or complaint or engaging or participating in protected whistleblower activity. Moreover, nothing in this Agreement prohibits or prevents Employee from receiving individual monetary awards or other individual relief by virtue of participating in such governmental whistleblower programs.

(g) Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee identified in this Agreement is a party.

8.Acknowledgments and Affirmations.

(a)Employee confirms that prior to the execution of this Agreement, Employee has not revealed its terms to any third parties. Employee agrees not to disclose any information regarding the existence or substance of this Agreement, except to Employee’s spouse, tax advisor, an attorney with whom Employee chooses to consult regarding Employee’s consideration of this Agreement and/or to any federal, state or local government agency. Nothing in this Agreement has the purpose or effect of preventing Employee from making truthful disclosures about alleged unlawful conduct.

(b)Employee affirms that Employee has not filed, caused to be filed, or presently is a party to any claim against the Company. Nothing in this Agreement or these

Affirmations is intended to impair Employee’s rights under whistleblower laws or cause Employee to disclose Employee’s participation in any governmental whistleblower program or any whistleblowing statute(s) or regulation(s) allowing for anonymity.

(c)Employee also affirms that Employee has been paid and/or has received all compensation, wages, bonuses, commissions, paid sick leave, predictability pay, and/or benefits which are due and payable as of the date Employee signs this Agreement and Employee has been reimbursed for all necessary expenses or losses incurred by Employee within the scope of Employee’s employment. Employee further affirms that Employee has submitted expense reports for all necessary expenses or losses incurred by Employee within the scope of Employee’s employment. Employee affirms that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act and state and local leave and disability accommodation laws.

(d)Employee further affirms that Employee has no known workplace injuries or occupational diseases.

(e)Employee also affirms that Employee has not divulged any proprietary or confidential information of the Company and will continue to maintain the confidentiality of such information consistent with the Company’s policies and Employee’s agreement(s) with the Company and/or common law. Under the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Employee’s attorney in relation to a lawsuit against the Company for retaliation against Employee for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(f)Employee and the Company acknowledge Employee’s rights to make truthful statements or disclosures required by law, regulation, or legal process and to request or receive confidential legal advice, and nothing in this Agreement shall be deemed to impair those rights.

9.Return of Property.

(a)Except as provided otherwise in this Agreement or by law, Employee affirms that Employee has returned, without copying or otherwise reproducing, all of the Company’s property, documents, and/or any confidential information in Employee’s possession or control.

(b)Employee also affirms that Employee is in possession of all of Employee’s property that Employee had at the Company’s premises and that the Company is not in possession of any of Employee’s property.

10.Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of the State of Delaware by the Company as of the Separation Date, without regard to its conflict of laws provision. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

11.Nonadmission of Wrongdoing. The Parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind.

12.Third Party Beneficiaries. Each Releasee that is not a signatory hereto shall be a third-party beneficiary of Employee’s covenants, warranties, representations and release of claims set forth in this Agreement and entitled to enforce such provisions as if it was a party hereto.

13.Amendment. This Agreement may not be modified, altered or changed except in writing and signed by both Parties wherein specific reference is made to this Agreement.

14.Entire Agreement. This Agreement sets forth the entire agreement between the Parties hereto, and fully supersedes any prior agreements or understandings between the Parties, except for any arbitration, intellectual property, noncompete, restrictive covenant, nonsolicitation, nondisclosure, or confidentiality agreements between the Company and Employee, which shall remain in full force and effect according to their terms. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to accept this Agreement, except for those set forth in this Agreement.

15.Counterparts and Signatures. This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which, taken together shall constitute the same instrument. A signature made on a faxed or electronically mailed copy of the Agreement or a signature transmitted by facsimile or electronic mail will have the same effect as the original signature.

16.Section 409A. This Agreement is intended to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”) and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of the Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Any payments to be made under this Agreement upon the termination of Employee’s employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. In no event may Employee, directly or indirectly, designate the calendar year of any payment under this Agreement. Each installment payment under this Agreement intended to be a separate payment for purposes of Section 409A. Notwithstanding any provision in this Agreement to the contrary, if any payment or benefit provided for herein would be subject to additional taxes and interest under Section 409A if Employee’s receipt of such payment or benefit is not delayed until the earlier of (i) the date of Employee’s death or (ii) the date that is six months after Employee’s Date of Termination (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to Employee (or Employee’s estate, if applicable) until the Section 409A Payment Date. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from, or compliant with, Section 409A and in no event shall the Company or any of its affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS HAD FORTY-FIVE (45) DAYS TO CONSIDER THIS AGREEMENT. IF EMPLOYEE IS FORTY (40) YEARS OF AGE OR OLDER, EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN PROVIDED WITH THE JOB TITLES AND AGES OF ALL INDIVIDUALS IN EMPLOYEE’S BUSINESS DECISIONAL UNIT SELECTED FOR TERMINATION AND NOT SELECTED FOR TERMINATION (EXHIBIT B ATTACHED HERETO). EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. FURTHER, IF EMPLOYEE IS FORTY (40) YEARS OF AGE OR OLDER, EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE WILL HAVE SEVEN (7) DAYS TO REVOKE THIS AGREEMENT AFTER SIGNING THE SAME, BY NOTIFYING THE UNDERSIGNED IN WRITING, WITHIN THE SEVEN (7) DAYS PERIOD AFTER EMPLOYEE HAS SIGNED THE SAME.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL CONSIDERATION PERIOD.

EMPLOYEE FURTHER ACKNOWLEDGES THAT PRIOR TO SIGNING BELOW, EMPLOYEE HAS REVIEWED THE LIST OF STATES SET FORTH IN EXHIBIT A ATTACHED TO THIS AGREEMENT, AND UNDERSTANDS THAT EMPLOYEE IS WAIVING ALL RIGHTS UNDER THE LAWS OF THOSE STATES IN WHICH EMPLOYEE WAS EMPLOYED BY THE COMPANY DURING EMPLOYEE’S EMPLOYMENT.

EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties knowingly and voluntarily sign this Agreement as of the date(s) set forth below:

NOT TO BE EXECUTED PRIOR TO THE SEPARATION DATE

EMPLOYEE
/s/ Joshua Kinley        12-30-2022
Joshua Kinley        Date

BIGBEAR.AI, LLC

/s/ Carolyn Blankenship        12-30-2022
(Signature)        Date

Name: Carolyn Blankenship
Title: General Counsel and Corporate Secretary

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